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                                                                 EXHIBIT 10(b)

                                 AMENDMENT NO. 1
                                     TO THE
                                TRANSMATION, INC.
                         EMPLOYEES' STOCK PURCHASE PLAN

                            EFFECTIVE MARCH 11, 1996


        WHEREAS, Transmation, Inc., an Ohio corporation (the "Company"), has established the Transmation, Inc. Employees' Stock Purchase Plan, effective October 1, 1995 (the "Plan"); and

        WHEREAS, deeming it appropriate and advisable so to do, and pursuant to
Section 13 of the Plan, the Board of Directors of the Company has authorized, approved and adopted the amendments to the Plan set forth herein;

        NOW, THEREFORE, the Plan is hereby amended, effective March 11, 1996, as follows:

               1. Section 2(n) of the Plan is hereby amended to provide in its entirety as follows:

               "(n) INVESTMENT DATE: the second to last business day of each calendar month on which shares of Common Stock are or could be traded on Nasdaq."

        2. Section 2(o) of the Plan is hereby amended to provide in its entirety as follows:

               "(o) ISSUANCE DATE: the date on or about which certificates representing shares of Common Stock held in a Participating Employee's Investment Account are issued to the Participating Employee or sold pursuant to his direction."

               3. Section 7 of the Plan is hereby amended to provide in its entirety as follows:

        "7.    PURCHASE OF SHARES

               "Each Participating Employee having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased from the Company the number of shares of Common Stock that the eligible funds in his Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. All shares so purchased shall be maintained by the Custodian, as provided in
        Section 9, in a separate Investment Account for each Participating Employee. Expenses incurred in the purchase of shares and the expenses of the Custodian (other

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        than expenses incurred as a result of a Participating Employee's direction to sell his shares) shall be
        paid by the Company."

               4. Section 9 of the Plan is hereby amended to provide in its entirety as follows:

        "9.    INVESTMENT ACCOUNTS; STOCK CERTIFICATES

               "(a) The Custodian shall maintain an Investment Account for each Participating Employee. All shares purchased under the Plan by a Participating Employee shall be uncertificated shares credited to his Investment Account. The Participating Employee (or, if he so indicates on his Enrollment Form, the Participating Employee jointly with one other person with right of survivorship) shall have all of the rights of a shareholder of the Company with respect to the shares held in his Investment Account as of the Investment Date on which such shares were purchased.

               "(b) A Participating Employee shall have the right at any time, by written instruction to the Custodian, to obtain a certificate for the whole shares then credited to his Investment Account, or to direct that any whole shares then credited to his Investment Account be sold by the Custodian on the open market and the net proceeds thereof be remitted to him (with all expenses incurred in the sale of such shares being paid by the Participating Employee). In either such case, any fractional shares then credited to the Participating Employee's Investment Account shall remain so credited or, if the Participating Employee so instructs the Custodian, the Fair Market Value thereof, as of the Issuance Date, shall be paid to him in cash. When so requested by a Participating Employee or otherwise required by the terms of this Plan, the Custodian shall direct the Company's transfer agent to issue in the name of the Participating Employee (or, if he so indicates on his Enrollment Form, in the name of such Participating Employee jointly with one other person with right of survivorship) a stock certificate representing the whole shares of Common Stock then credited to his Investment Account. Notwithstanding the foregoing, if on any Issuance Date the Company does not have a currently effective Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares subject to the Plan, then the Custodian may postpone the issuance of the Participating Employee's stock certificates or the sale of such shares until such Registration Statement is effective.

               "(c) As a condition of participation in the Plan, each Participating Employee agrees to notify the Company if he sells or otherwise disposes of any Common Stock purchased by him under the Plan within two years of the Investment Date on which such shares were purchased."

               5. Section 10 of the Plan is hereby amended to provide in its entirety as follows:


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        "10.   TERMINATION OF EMPLOYMENT; DEATH

               "In the event of the death or termination of the employment of a Participating Employee for any reason, or if a Participating Employee ceases to be such, then no further purchases of shares shall be made by him under the Plan. In such event, the amount remaining in the Participating Employee's Payroll Deduction Account shall be promptly refunded to him (or to his estate), and a certificate shall be issued, as provided in Section 9, representing the whole shares then credited to his Investment Account (with the Fair Market Value, as of the Issuance Date, of any fractional shares paid to him in cash)."

               6. The last sentence of Section "14. TERMINATION OF THE PLAN" of the Plan is hereby amended to provide in its entirety as follows (with the remainder of said Section 14 being unchanged and unaffected by this Amendment and continuing in full force and effect):

        "Upon any termination of the Plan, the amounts remaining in each Participating Employee's Payroll Deduction Account shall be promptly refunded to him, and certificates shall be issued, as provided in
        Section 9, representing the whole shares then credited to each Participating Employee's Investment Account (with the Fair Market Value, as of the Issuance Date, of any fractional shares paid to him in cash)."

               7. Except as amended hereby, the Plan shall remain in full force and effect in accordance with its terms.




        THIS AMENDMENT NO. 1 TO THE TRANSMATION, INC. EMPLOYEES' STOCK PURCHASE PLAN WAS AUTHORIZED, APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY ON MARCH 11, 1996.



                                                /S/ JOHN A. MISIASZEK
                                                ----------------------------
                                                JOHN A. MISIASZEK, SECRETARY

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